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                       ADDENDUM DATED AS OF MARCH 17, 2006
          TO THE PARTICIPATION AGREEMENT DATED AS OF SEPTEMBER 14, 2005
                                  BY AND AMONG
                          AIM VARIABLE INSURANCE FUNDS,
                            A I M DISTRIBUTORS, INC.,
                                       AND
                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                             ON BEHALF OF ITSELF AND
                              ITS SEPARATE ACCOUNTS

          Notwithstanding anything to the contrary contained in the above-cited Participation Agreement ("Agreement") among AIM Variable Insurance Funds (the "Fund"), AIM Distributors, Inc., (the "Distributor") and New York Life Insurance and Annuity Corporation (the "Company"), the Fund, the Distributor and the Company hereby agree that the Agreement is amended to read as follows:

          Schedule A is completely deleted and the attached revised Schedule A is inserted in place of the original.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        NEW YORK LIFE INSURANCE AND
                                        ANNUITY CORPORATION


Attest: /s/ Jill Schlesinger            By: /s/ Robert J. Hebron
        -----------------------------       ------------------------------------
Name: Jill Schlesinger Miller           Name: Robert J. Hebron
Title: Corporate Vice President         Title: Senior Vice President

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                          AIM VARIABLE INSURANCE FUNDS
                       ADDENDUM DATED AS OF MARCH 17, 2006
          TO THE PARTICIPATION AGREEMENT DATED AS OF SEPTEMBER 14, 2005

                                   SCHEDULE A

     FUNDS AVAILABLE UNDER THE CONTRACTS

          AIM V.I. Real Estate Fund - Series I Shares

          AIM V.I. International Growth Fund - Series I Shares

     SEPARATE ACCOUNTS UTILIZING THE FUNDS

          NYLIAC Corporate Sponsored Variable Universal Life - Separate Account
          I

          NYLIAC Private Placement Variable Universal Life Separate Account - I

          NYLIAC Private Placement Variable Universal Life - Separate Account II

     CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

          Corporate Executive Series Variable Universal Life (CorpExec VUL) Policy #300-40 and #301-43

          CorpExec Private Placement Variable Universal Life Policy #304-46C (Group) and Policy #304-47 (Individual)